                                                                     EXHIBIT 4.4

         THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF HAVE BEEN ISSUED AND SOLD WITHOUT REGISTRATION IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") AND APPLICABLE STATE SECURITIES LAWS (THE "STATE ACTS"). SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, OR TRANSFERRED OTHER THAN (i) PURSUANT TO AN EFFECTIVE REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE 1933 ACT AND THE STATE ACTS AND (ii) UPON RECEIPT BY THE ISSUER OF EVIDENCE SATISFACTORY TO IT OF COMPLIANCE WITH THE 1933 ACT AND THE STATE ACTS. THE ISSUER SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO IT WITH RESPECT TO COMPLIANCE WITH THE ABOVE ACTS.


                      FORM OF WARRANT TO PURCHASE SHARES OF
                                  COMMON STOCK
                                       OF
                           THE PLASTIC SURGERY COMPANY
                             (a Georgia corporation)
                     Not Transferable or Exercisable Except
                        upon Conditions Herein Specified
                              Void after 5:00 p.m.,
                             Eastern Standard Time,
                  the last day of the five year exercise period
                        set forth in Section 1.2 hereof.

         The Plastic Surgery Company, a Georgia corporation (the "Company"), hereby certifies that ________, or his successors and permitted assigns registered on the books of the Company as the holder hereof (the "Holder"), for value received, are entitled to purchase from the Company ________ shares of ________ common stock, no par value per share, of the Company (the "Common Stock") at a price per share equal to $2.50 (the "Exercise Price"),upon the terms and conditions herein provided.

         1.       EXERCISE OF WARRANT.

                  1.1 Subject to subsection 1.2, this warrant (the "Warrant") may be exercised in whole or in part by presentation and surrender of this certificate (the "Certificate"), with the attached Purchase Form duly executed, at the principal office of the Company at 104 West Anapamu Street, Suite G, Santa Barbara, California 93101, or at such other place as the Company may designate by notice to Holder. This Warrant may be exercised by Holder in increments of 100 shares of Common Stock, or in such smaller number representing all of the shares subject to the unexercised portion of such Warrant, by giving written notice to the Company setting forth the number of shares of Common Stock with respect to which the Warrant is being exercised. Upon exercise of this Warrant or a portion thereof, the purchase price of the Common Stock shall be paid (i) in cash, (ii) in shares of Common Stock valued at the closing price for the Common Stock on the American Stock Exchange or other exchange or over the counter market on which the Common Stock is listed (collectively, the "Exchange") on the date of exercise (or, if the date of exercise is not on a trading day, the trading day immediately preceding the date of exercise), (iii) by agreeing to surrender a portion of the shares of Common Stock then exercisable by Holder pursuant to this Warrant or any other warrant held by Holder (the "Surrendered Shares"); such Surrendered Shares to be valued at the excess of the closing price for the Common Stock on the Exchange on the date of exercise (or, if the date of exercise is not on a trading day, the trading day immediately preceding the date of exercise) minus the exercise price of the Surrendered Shares pursuant to such warrant, multiplied by the number of Surrendered Shares or (iv) by such other medium of payment as the Company, in its discretion, shall authorize, or by any combination of (i), (ii), (iii) and
(iv).

                  1.2 This Warrant may be exercised in whole or in part at any time during the five (5) year period commencing on the effective date of the Company's registration statement on Form S-1 in connection with the Company's initial public offering of shares of Common Stock (the "IPO") and ending at 5:00 p.m. E.S.T. on the date which falls on the fifth anniversary thereof (the "Exercise Period"). Any unexercised portion of this Warrant shall become void and of no further effect after the expiration of the Exercise Period.

         2. EXCHANGE OF WARRANT. This Certificate at any time prior to the exercise hereof, upon presentation and surrender to the Company, may be exchanged, alone or with other warrant certificates of like tenor registered in the name of the Holder, for another warrant certificate(s) of like tenor in the name of such Holder exercisable for the same aggregate number of shares of Common Stock as the warrant certificate(s) surrendered.

         3. RIGHTS AND OBLIGATIONS OF HOLDER. Holder shall not be entitled to vote or receive dividends or to be deemed the holder of shares of Common Stock for any purpose, nor shall anything contained in this Certificate be construed to confer upon Holder any of the rights of a stockholder of the Company including, but not limited to, any right to vote, give or withhold consent to any action by the Company, whether upon any recapitalization, issue of stock, reclassification of stock, consolidation, merger, share exchange, conveyance or otherwise, receive notice of meetings or other action affecting stockholders (except for the notices provided for herein), receive dividends, receive subscription rights, or any other right; provided, however, upon exercise of this Warrant, such Holder shall, for all purposes, be deemed to have become the holder of record of such shares of Common Stock on the date during the Exercise Period on which this Certificate, together with a duly executed Purchase Form, was surrendered and full payment of the Exercise Price was made, irrespective of the date of delivery of such share certificate. The rights of Holder are limited to those expressed herein, and Holder, by its acceptance hereof, consents to and agrees to be bound by and to comply with all the provisions of this Certificate. In addition, the Holder agrees that the Company may deem and treat the person in whose name this Certificate is registered on the books of the Company maintained for such purpose as the absolute, true and lawful owner for all purposes whatsoever, notwithstanding any notation of ownership or other writing hereon, and the Company shall not be affected by any notice to the contrary.

         4. SHARES UNDERLYING WARRANT. The Company covenants and agrees that all shares of Common Stock delivered upon exercise of this Warrant shall, upon delivery and full payment therefor, be duly and validly authorized and issued, fully paid and nonassessable, and free from all liens and charges with respect to the purchase thereof.

         5.       DISPOSITION OF WARRANTS OR SHARES.

                  5.1 Holder and any transferee hereof or of the shares of Common Stock issuable upon the exercise of this Warrant, hereby understand and agree that this Warrant, and the shares of Common Stock issuable upon the exercise hereof, have not been registered under either the 1933 Act or the State Acts and shall not be sold, pledged, hypothecated, donated or otherwise transferred (whether or not for consideration) except upon the issuance to the Company of a favorable opinion of counsel satisfactory to the Company or submission to the Company of such evidence as may be satisfactory to counsel to the Company, in each such case, to the effect that any such transfer shall not be in violation of the 1933 Act and the State Acts. It shall be a condition to the transfer of this Warrant that any transferee hereof deliver to the Company its written agreement to accept and be bound by all of the terms and conditions of this Warrant.

                  5.2 The stock certificates of the Company that will evidence the shares of Common Stock issuable upon the exercise hereof may be imprinted with a conspicuous legend in substantially the following form:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933 (THE "ACT") OR APPLICABLE STATE ACTS AND SHALL NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED (WHETHER OR NOT FOR CONSIDERATION) BY THE HOLDER EXCEPT UPON THE ISSUANCE TO THE COMPANY OF A FAVORABLE OPINION SATISFACTORY TO THE COMPANY OR SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO COUNSEL TO THE COMPANY, IN EACH SUCH CASE, TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE ACT AND THE STATE ACTS.

         6.       ADJUSTMENTS.

                  6.1 The number of Shares purchasable upon the exercise of this Warrant is not subject to adjustment.


         7. FRACTIONAL SHARES. The Company shall not be required to issue any fraction of a share of Common Stock upon the exercise of this Warrant or any portion hereof. If more than one certificate shall be surrendered for exercise at one time by the same Holder, the number of full shares of Common Stock which shall be issuable upon exercise thereof shall be computed on the basis of the aggregate number of shares of Common Stock represented by the warrant certificates surrendered. If any fractional interest in a share of Common Stock shall be deliverable upon the exercise of this Warrant, the Company shall make an adjustment therefor in cash equal to such fraction multiplied by the closing price of the shares of Common Stock on the trading day immediately preceding the day of exercise.

         8. LOSS OR DESTRUCTION. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Certificate and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement or bond satisfactory in form, substance and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of this Certificate, the Company at its expense will execute and deliver, in lieu thereof, a new Certificate of like tenor.

         9. SURVIVAL. The various rights and obligations of Holder hereof as set forth herein shall survive the exercise of this Warrant at any time or from time to time and the surrender of this Certificate.

         10. NOTICES. Whenever any notice, payment of any purchase price or other communication is required to be given or delivered under the terms of this Warrant, it shall be in writing and delivered by hand delivery or registered or certified United States mail, postage prepaid, and will be deemed to have been given or delivered on the date such notice, purchase price or other communication is so delivered or posted, as the case may be, and, if to the Company, it will be addressed to the address specified hereunder, and if to Holder, it will be addressed to the registered Holder at Holder's address as it appears on the books of the Company.

         11. DATE OF ISSUANCE. This Warrant is issued as of this 13th day of May, 1999.

                                    The Plastic Surgery Company


                                    By:
                                       ----------------------------------------

                                  PURCHASE FORM

TO:      The Plastic Surgery Company


         The undersigned hereby irrevocably elects to exercise the attached Certificate to the extent of _______ shares of the common stock of Better Image, Inc. and hereby makes payment in accordance with the provisions of the Certificate in payment of the purchase price thereof.


                     INSTRUCTIONS FOR REGISTRATION OF STOCK


Name:
     -------------------------------------------
       (Please type or print in block letters)


Address:
        ----------------------------------------




                                       By:
                                          --------------------------------------


                                    4